Exhibit 99.1

Talkspace Reports Second Quarter 2021 Results

Q2 Net revenue grew 73% year-over-year to approximately $31 million

Q2 Total active members grew more than 40% year-over-year to approximately 61,500

Reaffirm FY 2021 Net revenue guidance, expecting 64% year-over-year growth

NEW YORK, August 9, 2021 – Talkspace, Inc. (“Talkspace”) (Nasdaq: TALK), a leading virtual behavioral healthcare company, today reported financial results for the second quarter ended June 30, 2021.

Oren Frank, Co-founder and CEO of Talkspace, said, “We continued to experience broad-based momentum throughout our business in the second quarter, driven by significant demand tailwinds and a generational shift to virtual care. Our differentiated and comprehensive product portfolio continues to resonate in the marketplace, and we are seeing traction in both expanding our offering within existing clients as well as adding new clients. We are ideally positioned to address the vast, unmet and growing demand for mental health services in innovative ways, and we are excited to keep executing on our strategy.”

Second Quarter 2021 Financial Highlights

The following table summarizes the Company’s performance during the second quarter of 2021, compared to the same period in 2020:

	Three Months Ended June 30,		Period-Over-Period
(amounts in thousands, except percentages)	2021	2020	Change
Number of B2B eligible lives at period end	56,039.0	33,560.5	67.0%
Total number of active members at period end	61.5	43.5	41.5%

Net revenue	$30,983	$17,877	73.3%
Gross profit	19,286	12,307	56.7%
Gross margin %	62.2%	68.8%	(660) basis points
Operating expenses	46,847	12,948	261.8%
Net loss	30,441	646	*
Adjusted EBITDA (1)	$(11,872)	$(291)	*

* - not meaningful

(1) Adjusted EBITDA is a non-GAAP financial measure. Refer to “Reconciliation of Non-GAAP Results to GAAP Results” table below.

Outlook for Third Quarter 2021 and Full Fiscal Year 2021

The Company is reaffirming its net revenue guidance of $125 million for the full year ending December 31, 2021. The Company’s outlook for net revenue is $32 million for the third quarter ending September 30, 2021.

Conference Call Details

The Company will host a conference call at 5:00 p.m. E.T. to discuss these results and management’s outlook for future financial and operational performance. A live audio webcast will be available online at https://investors.talkspace.com/. The conference call can also be accessed by dialing (800) 773-2954 for U.S. participants, or (847) 413-3731 for international participants, and referencing participant code 50201358. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Key Business Metrics

Active Members: We consider members “active” (i) in the case of our B2C members, commencing on the date such member initiates contact with a provider on our platform until the term of their monthly, quarterly or bi-annual subscription plan expires, unless terminated early, and (ii) in the case of our B2B members, if such members have engaged on our platform during the preceding 25 days, such as sending a text, video or audio message to, or participating in a video call with, a provider, completing a satisfaction or progress report survey or signing up for our platform.

B2B Eligible Lives: We consider B2B lives “eligible” if such persons are eligible to receive treatment on the Talkspace platform, in the case of its enterprise clients, for free when their employer is under an active contract with Talkspace, or, in the case of health plan clients, at an agreed upon reimbursement rate through insurance under an employee assistance program or other network behavioral health paid benefit program.

About Talkspace

Talkspace is a leading virtual behavioral healthcare company enabled by a purpose-built technology platform. As a digital healthcare company, all care is delivered through an easy-to-use and fully encrypted web and mobile platform, consistent with HIPAA and other state regulatory requirements.

Today, the need for care feels more urgent than ever. When seeking treatment, whether it's psychiatry or adolescent, individual or couples therapy, Talkspace offers treatment options for almost every need. With Talkspace, members can send their dedicated therapists text, video, and voice messages anytime, from anywhere, and engage in live video sessions. As of June 2021, over 2 million people have used Talkspace, and over 55 million lives were covered for Talkspace through insurance and employee assistance programs or other network behavioral health paid benefit programs.

For more information about Talkspace commercial relationships, visit https://business.talkspace.com. To learn more about online therapy, please visit https://www.talkspace.com/online-therapy.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: our history of losses; the rapid evolution of our business and the markets in which we operate; our ability to continue growing at the rates we have historically grown, or at all; the development of the virtual behavioral health market; COVID-19 and its impact on business and economic conditions; competition in our industry; and our relationships with affiliated professional entities to provide physician and other professional services. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in under the caption “Risk Factors” in our prospectus dated July 12, 2021 (File No. 333-257686), as filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 to be filed with the SEC, and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Contacts

For Investors:

Westwicke, an ICR Company

Bob East / Asher Dewhurst / Jordan Kohnstam

443-213-0500

TalkspaceIR@westwicke.com

For Media:

SKDK

John Kim

310-997-5963

jkim@skdknick.com

Talkspace, Inc.

Condensed Consolidated Statements of Loss

(Unaudited)

	Three months ended June 30,		Variance		Six months ended June 30,		Variance
	2021	2020	$	%	2021	2020	$	%
	($ in thousands)				($ in thousands)
Revenues	$30,983	$17,877	$13,106	73.3	$58,140	$28,997	$29,143	100.5
Cost of revenues	11,697	5,570	6,127	110.0	21,511	10,980	10,531	95.9
Gross profit	19,286	12,307	6,979	56.7	36,629	18,017	18,612	103.3
Operating expenses:
Research and development, net	4,781	2,400	2,381	99.2	7,745	5,128	2,617	51.0
Clinical operations	1,913	759	1,154	152.0	3,990	1,636	2,354	143.9
Sales and marketing	26,443	8,442	18,001	213.2	48,694	17,360	31,334	180.5
General and administrative	13,710	1,347	12,363	917.8	16,318	2,461	13,857	563.1
Total operating expenses	46,847	12,948	33,899	261.8	76,747	26,585	50,162	188.7
Operating loss	27,561	641	26,920	*	40,118	8,568	31,550	368.2
Financial expenses (income), net	2,870	(1)	2,871	*	3,043	(31)	3,074	*
Loss before taxes on income	30,431	640	29,791	*	43,161	8,537	34,624	405.6
Taxes on income	10	6	4	66.7	18	9	9	100.0
Net loss	$30,441	$646	$29,795	*	$43,179	$8,546	$34,633	405.3

* = not meaningful

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$248,173	$13,248
Accounts receivable	6,617	5,914
Other current assets	4,318	1,515
Total current assets	259,108	20,677
Property and equipment, net	549	175
Deferred issuance costs	-	692
Intangible assets, net	4,315	5,195
Goodwill	6,134	6,134
Other long-term assets	98	-
Total assets	$270,204	$32,873

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$11,759	$7,901
Deferred revenues	7,549	5,172
Accrued expenses and other current liabilities	9,640	7,416
Total current liabilities	28,948	20,489

Warrant liabilities	38,897	-
Other long-term liabilities	98	-
Total liabilities	67,943	20,489

Convertible preferred stock	-	111,282

STOCKHOLDERS’ DEFICIT:

Common stock	15	1
Additional paid-in capital	354,213	9,889
Accumulated deficit	(151,967)	(108,788)
Total stockholders’ deficit	202,261	(98,898)
Total liabilities, convertible preferred stock and stockholders’ deficit	$270,204	$32,873

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(43,179)	$(8,546)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	955	36
Amortization of debt issuance cost	175	—
Stock-based compensation	16,709	733
Change in fair value of warrants	3,043	—
Increase in accounts receivable	(703)	(785)
Increase in other current assets	(1,784)	(556)
Increase (decrease) in accounts payable	4,833	(326)
Increase in deferred revenues	2,377	2,068
Decrease in accrued expenses and other current liabilities	(213)	(286)
Net cash used in operating activities	(17,787)	(7,662)
Cash flows from investing activities:
Purchase of property and equipment	(449)	(9)
Net cash used in investing activities	(449)	(9)
Cash flows from financing activities:
Proceeds from reverse capitalization, net of transaction costs	251,325	—
Proceeds from borrowings	6,000	—
Repayment of borrowings	(6,000)	—
Payment of debt issuance costs	(50)	—
Proceeds from exercise of stock options	1,886	62
Net cash provided by financing activities	253,161	62
Change in cash and cash equivalents	234,925	(7,609)
Cash and cash equivalents at the beginning of the period	13,248	39,632
Cash and cash equivalents at the end of the period	$248,173	$32,023

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison. A reconciliation is provided below for this non-GAAP financial measure to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our GAAP financial measure and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest and other expenses (income), net, (ii) tax benefit and expense, (iii) depreciation and amortization (iv) stock-based compensation expense and (v) business combination and other financing expenses.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(30,441)	$(646)	$(43,179)	$(8,546)
Add:
Depreciation and amortization	493	18	955	36
Financial expense (income), net (1)	2,870	(1)	3,043	(31)
Taxes on income	10	6	18	9
Stock-based compensation	15,196	332	16,709	733
Adjusted EBITDA	$(11,872)	$(291)	$(22,454)	$(7,799)

(1) For the three months ended June 30, 2021, financial expense, net primarily consisted of $4.0 million in warrant issuance costs in connection with the close of the Business Combination, partially offset by $1.4 million in gains resulting from the revaluation of warrant liabilities. For the six months ended June 30, 2021, financial expense, net primarily consisted of $4.0 million in warrant issuance costs in connection with the close of the Business Combination, partially offset by $1.2 million in gains resulting from the revaluation of warrant liabilities.